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                             CENTURA SOFTWARE CORPORATION

                          Condensed Consolidated Balance Sheet
                                    (IN THOUSANDS)

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                                                                                            JANUARY 31
                                                   JANUARY 31      NOTE        PRIVATE         1998
                                                       1998     CONVERSION(1)  PLACEMENT     PRO FORMA
                                                   (UNAUDITED)                              (UNAUDITED)
ASSETS

Cash & cash equivalents                                  3,587                    1,870           5,457
Accounts receivable, net                                10,561                                   10,561
Other current assets                                     2,941                                    2,941
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  Total current assets                                  17,089         --         1,870          18,959
Other assets, non current                                8,714                                    8,714
                                                    ---------------------------------------------------
  Total assets                                          25,803         --         1,870          27,673
                                                    ---------------------------------------------------
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LIABILITIES AND SHAREHOLDERS' DEFICIT

Current portion of long-term debt                        12,182   (12,182)                           --
Accounts payable and accrued liabilities                  9,499                                   9,499
Deferred revenue                                         12,921                                  12,921
                                                    --------------------------------------------------
  Total current liabilities                              34,602   (12,182)           --          22,420
Long-term debt, less current portion                                                                 --
Other long-term liabilities                                 856                                     856
                                                    ---------------------------------------------------
Total liabilities                                        35,458   (12,182)           --          23,276
Shareholder's Equity/(Deficit)                           (9,655)   12,182         1,870           4,397
                                                    ---------------------------------------------------
  Total liabilities and shareholder's deficit            25,803        --         1,870          27,673
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